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                                                                    EXHIBIT 11.1

                         GLOBAL TELESYSTEMS GROUP, INC.

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                                           NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                      --------------------------------    --------------------
                                        1994        1995        1996        1996        1997
                                      --------    --------    --------    --------    --------
                                                IN THOUSANDS, EXCEPT PER SHARE DATA
NET LOSS PER SHARE:
Weighted average share of common
  stock outstanding.................    16,167      24,032      29,482      27,640      36,048
Shares of common stock issued during
  the twelve month period prior to
  the initial filing of the S-1
  (using the treasury stock
  method)...........................       648         648         648         648         648
Common equivalent shares of from
  options, warrants and convertible
  debt issued during the twelve
  month period prior to the initial
  filing of the S-1 (using the
  treasury stock method)............       448         448         448         448         448
                                      --------    --------    --------    --------    --------
Total...............................    17,263      25,128      30,578      28,736      37,144
                                      ========    ========    ========    ========    ========
Net loss............................  $(11,985)   $(40,400)   $(67,991)   $(48,473)   $(87,872)
                                      ========    ========    ========    ========    ========
Net loss per share..................  $   (.69)   $  (1.61)   $  (2.22)   $  (1.69)   $  (2.37)
                                      ========    ========    ========    ========    ========
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